                                        Form of Sub-advisory Agreement

                                       INVESTMENT SUB-ADVISORY AGREEMENT

                                                 By and Among

                                       Thrivent Financial for Lutherans
                                                      and
                                             LB Series Fund, Inc.
                                                      and
                                                 [Sub-adviser]

INVESTMENT  SUBADVISORY  AGREEMENT,  made as of the ___ day of ________,  200_, (the  "Effective  Date") by and
among Thrivent  Financial for Lutherans,  a fraternal  benefit society organized and existing under the laws of the State of Wisconsin  ("Adviser"),  LB Series Fund, Inc., a corporation organized and existing under the laws of the State of Minnesota ("Fund"),  and  __________________________,  a ______________  organized and existing under the laws of the State of ____________ ("Sub-adviser").

WHEREAS,  Adviser has entered into an  Investment  Advisory  Agreement  dated as of the ____ day of  _________,
200_  ("Advisory  Agreement")  with the Fund,  which is engaged in business as an open-end  investment  company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

WHEREAS,  the Fund is authorized to issue shares of the _________  Portfolio  ("Portfolio"),  a separate series of the Fund; and

WHEREAS,  Sub-adviser is engaged  principally in the business of rendering  investment  supervisory  management services and is  registered  as an investment  adviser  under the  Investment  Advisers Act of 1940, as amended
("Advisers Act"); and

WHEREAS,  the Fund and Adviser  desire to retain  Sub-adviser  as  Sub-adviser  to furnish  certain  investment advisory services to Adviser and the Portfolio and Sub-adviser is willing to furnish such services;

NOW,  THEREFORE,  in  consideration  of the premises and mutual promises  herein set forth,  the parties hereto agree as follows:

I.       Appointment.  (A) Adviser hereby appoints  Sub-adviser as its investment  Sub-adviser  with respect to the  Portfolio  for the  period  and on the  terms set forth in this  Agreement,  and (B)  Sub-adviser hereby  accepts  such  appointment  and  agrees to render  the  services  herein  set  forth,  for the compensation herein provided.

II       Additional  Series.  In the event that the Fund  establishes  one or more series of shares  other than the  Portfolio  with  respect to which  Adviser  desires to retain  Sub-adviser  to render  investment advisory services hereunder,  Adviser shall so notify Sub-adviser in writing,  indicating the advisory fee to be payable  with  respect to the  additional  series of shares.  If  Sub-adviser  is willing to render  such  services  on the terms  provided  for  herein,  it shall so notify  Adviser in  writing, whereupon such series shall become a Portfolio hereunder.

III.     Duties of Sub-adviser.

         A. Sub-adviser is hereby  authorized and directed and hereby agrees to (i) furnish  continuously an  investment  program  for the  Portfolio,  and  (ii)  determine  from  time  to time  what investments  shall be  purchased,  sold or  exchanged  and what  portion of the assets of the
            Portfolio  shall be held  uninvested.  Sub-adviser  shall perform these duties subject always to (1) the  overall  supervision  of  Adviser  and the  Board of  Directors  of the Fund (the
            "Board"),  (2) the Fund's  Articles and By-laws (as defined  below),  as amended from time to time, (3) the stated  investment  objectives,  policies and  restrictions of the Portfolio as set forth in the Fund's then  current  Registration  Statement  (as defined  below),  (4) any additional  policies or guidelines  established  by Adviser or Board that have been furnished in writing to Sub-adviser,  (5) applicable provisions of law, including,  without limitation, all applicable provisions of the 1940 Act and the rules and regulations  thereunder,  and (6)
            the  provisions of the Internal  Revenue Code of 1986, as amended (the "Code")  applicable to
            "regulated  investment  companies"  (as defined in Section 851 of the Code),  as amended from time to time. In  accordance  with Section VII,  Sub-Adviser  shall arrange for the execution of all  orders  for the  purchase  and  sale of  securities  and  other  investments  for the
            Portfolio's  account  and  will  exercise  full  discretion  and act for the Fund in the same manner and with the same force and effect as the Fund might or could do with  respect to such purchases,  sales,  or  other  transactions,  as well as with  respect  to all  other  things necessary or incidental to the  furtherance  or conduct of such  purchases,  sales,  or other transactions, including without limitation, management of cash balances in the Portfolio.

         B. Sub-adviser  shall  have  no  responsibility  with  respect  to  maintaining  custody  of the
            Portfolios assets.  Sub-adviser shall affirm security  transactions with central depositories and advise the custodian of the Portfolio  ("Custodian")  or such  depositories  or agents as may be designated by Custodian and Adviser  promptly of each purchase and sale of a portfolio security,  specifying the name of the issuer,  the description and amount or number of shares of the security  purchased,  the market price,  the  commission  and gross or net price,  the trade  date  and  settlement  date  and the  identity  of the  effecting  broker  or  dealer.
            Sub-adviser  shall from time to time provide Custodian and Adviser with evidence of authority of its personnel who are authorized to give instructions to Custodian.

         C. Unless  Adviser  advises  Sub-adviser  in  writing  that the right to vote  proxies  has been expressly  reserved  to  Adviser  or the  Fund  or  otherwise  delegated  to  another  party,
            Sub-adviser  shall exercise  voting rights  incident to any securities  held in the Portfolio without  consultation with Adviser or Fund, provided that Sub-adviser will follow any written instructions  received from Adviser or Fund with respect to voting as to  particular  issues.
            Sub-adviser  shall further respond to all corporate action matters incident to the securities held in the Portfolio including, without limitation,  proofs of claim in bankruptcy and class action cases and shelf registrations.

         D. Sub-adviser shall consult with Adviser to develop  strategic  marketing plans for the Fund on or before  November  30 in each year for the  following  calendar  year with  respect  to the
            Portfolio and the variable  contract for which it provides an underlying  investment  choice.
            Sub-adviser shall coordinate all marketing support efforts with Adviser,  including,  without limitation, the promotion of products,  training of Adviser's field force, seminars promoting the Portfolio and preparation of presentations for clients  (collectively  referred to as the activities of  "Wholesalers").  Wholesalers'  participation in on-site  presentations,  sales desk training,  conferences,  and portfolio manager  conference calls shall first be approved by Adviser.  Sub-adviser  shall not include  Adviser's  field force in any sales  contest and
            other  incentive   promotions  sponsored  by  Sub-adviser  without  Adviser's  prior  written approval.  Sub-adviser  shall also,  from  time-to-time,  provide such  additional  marketing support such as Adviser may reasonably request, including, without limitation,  assistance in product  roll-outs,  on-going  product  training and sales support,  and development of sales strategies.

         E. Upon request of Custodian  and/or Fund,  Sub-adviser  shall provide  assistance in connection with the  determination  of the fair value of  securities  in the  Portfolio for which market quotations are not readily available.

         F. In the  performance  of its  duties  hereunder,  Sub-adviser  is and shall be an  independent contractor  and except as expressly  provided for herein or otherwise  expressly  provided or authorized  shall have no authority to act for or represent  the Portfolio or the Fund in any way or otherwise be deemed to be an agent of the Portfolio, the Fund or of Adviser.

IV.      Compensation.  For the services  provided  pursuant to this  Agreement,  Sub-adviser  shall receive an investment  management  fee as set forth in Schedule 1,  attached  hereto and  incorporated  herein by reference.  The  management  fee shall be payable  monthly in arrears to  Sub-adviser on or before the
         10th day of the next  succeeding  calendar month.  If this Agreement  becomes  effective or terminates before the end of any month,  the investment  management fee for the period from the effective date to the end of such  month or from the  beginning  of such month to the date of  termination,  as the case may be,  shall be prorated  according  to the  proration  which such period bears to the full month in which such effectiveness or termination occurs.

V.       Expenses.  During the term of this  Agreement,  Sub-adviser  will bear all expenses  incurred by it in the performance of its duties hereunder,  other than those expenses  specifically  assumed by the Fund hereunder.  The Fund shall assume and shall pay all brokers' and underwriting  commissions  chargeable to the Fund in connection with the securities transactions to which the Portfolio is a party.

VI.      Duties of Adviser.  Adviser has furnished  Sub-adviser with copies of each of the following  documents and will furnish to  Sub-adviser  at its principal  office all future  amendments  and  supplements to such documents, if any, as soon as practicable after such documents become available:

                  (1) The Articles of Incorporation of the Fund, as filed with the State of Minnesota,  as in effect on the date hereof and as amended from time to time ("Articles");

                  (2) The by-laws of the Fund as in effect on the date hereof and as amended  from time to time ("By-Laws");

                  (3) Certified  resolutions  of the Board  authorizing  the  appointment  of Adviser  and
                      Sub-adviser and approving the form of the Advisory Agreement and this Agreement;

                  (4) The  Fund's  Registration  Statement  under the 1940 Act and the  Securities  Act of
                      1933,  as amended (the "1933 Act") on Form N-1A,  as filed with the  Securities  and
                      Exchange  Commission  ("SEC")  relating  to the  Portfolio  and its  shares  and all amendments thereto ("Registration Statement");

                  (5) The  Notification  of  Registration  of the Fund  under the 1940 Act on Form N-8A as filed with the SEC and any amendments thereto;

                  (6) The Portfolio's most recent prospectus (the "Prospectus"); and

                  (7) Copies of reports made by the Fund to its shareholders.

                  Adviser shall furnish  Sub-adviser with any further documents,  materials or information that
                  Sub-adviser  may  reasonably  request to enable it to perform  its  duties  pursuant  to this
                  Agreement.

VII.     Portfolio Transactions.

         A. Sub-adviser  agrees that,  in  executing  portfolio  transactions  and  selecting  brokers or dealers,  if any, it shall use its best efforts to seek on behalf of the  Portfolio  the best overall terms  available.  In assessing the best overall terms available for any transaction,
            Sub-adviser  shall  consider  all  factors it deems  relevant,  including  the breadth of the market in and the price of the security,  the financial condition and execution capability of the broker or dealer, and the  reasonableness of the commission,  if any, with respect to the specific  transaction  and on a  continuing  basis.  In  evaluating  the best  overall  terms available,  and in  selecting  the  broker  or  dealer,  if  any,  to  execute  a  particular transaction,  Sub-adviser  may also consider the  brokerage  and research  services (as those terms are defined in Section 28(e) of the Securities  Exchange Act of 1934, as amended ("1934
            Act"))  provided to  Sub-adviser  with respect to the  Portfolio  and/or other  accounts over which  Sub-adviser  exercises  investment  discretion.  Sub-adviser  may, in its  discretion, agree to pay a broker or dealer that furnishes  such brokerage or research  services a higher commission  than that which might have been charged by another  broker-dealer  for  effecting the same  transactions,  if  Sub-adviser  determines  in good faith that such  commission  is reasonable  in relation to the  brokerage  and  research  services  provided by the broker or
            dealer,   viewed  in  terms  of  either   that   particular   transaction   or  the   overall
            responsibilities  of  Sub-adviser  with  respect  to the  accounts  as to which it  exercises investment  discretion  (as such term is defined  under  Section  3(a)(35)  of the 1934 Act).
            Sub-adviser  shall,  upon request from  Adviser,  provide such  periodic and special  reports
            describing  any  such  brokerage  and  research   services   received  and  the   incremental
            commissions, net price or other consideration to which they relate.

         B. In no instance will  portfolio  securities be purchased from or sold to  Sub-adviser,  or any affiliated  person  thereof,  except in accordance  with the federal  securities laws and the rules and regulations thereunder.

         C. Sub-adviser  may buy  securities  for the  Portfolio  at the  same  time it is  selling  such securities for another  client account and may sell  securities for the Portfolio at the time it is  buying  such  securities  for  another  client  account.  In such  cases,  subject  to applicable legal and regulatory  requirements,  and in compliance with such procedures of the
            Fund as may be in effect from time to time,  Sub-adviser  may effectuate  cross  transactions between the Portfolio and such other account if it deems this to be advantageous.

         D. On  occasions  when  Sub-adviser  deems the  purchase or sale of a security to be in the best interest  of the Fund as well as other  clients of  Sub-adviser,  Sub-adviser,  to the extent permitted by  applicable  laws and  regulations,  may, but shall be under no  obligation  to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable  price or lower brokerage  commissions  and efficient  execution.  In such event,  allocation of the securities so purchased or sold, as well as the expenses  incurred in the  transaction,  will be made by  Sub-adviser  in the manner  Sub-adviser  considers to be the most  equitable  and consistent with its fiduciary obligations to the Fund and to its other clients.

VIII.    Ownership of Records.  Sub-adviser  shall maintain all books and records  required to be maintained by
         Sub-adviser  pursuant  to the 1940 Act and the  rules  and  regulations  promulgated  thereunder  with respect to  transactions  on behalf of the  Portfolio.  In compliance  with the  requirements  of Rule
         31a-3 under the 1940 Act,  Sub-adviser  hereby  agrees (A) that all records that it maintains  for the
         Portfolio  are the  property of the Fund,  (B) to preserve  for the periods  prescribed  by Rule 31a-2 under the 1940 Act any records that it maintains  for the Fund and that are required to be  maintained by Rule 31a-1  under the 1940 Act,  and (C) to  surrender  promptly  to the Fund any  records  that it maintains for the Fund upon request by the Fund; provided, however, Sub-adviser may retain copies of

IX.      Reports and Meetings.

         A. Sub-adviser  shall  furnish  to  the  Board  or  Adviser,  or  both,  as  appropriate,   such
            information,  reports, evaluations,  analyses and opinions as are required by law or that the
            Board or Adviser,  as appropriate,  may reasonably  require,  including,  without limitation:
            compliance reporting and certification with respect to:

            1. Affiliated Brokerage Transactions
            2. Affiliated Underwritings
            3. Cross Transactions
            4. Prospectus Compliance
            5. Code of Ethics
            6. Soft Dollar Usage
            7. Price Overrides/Fair Valuation Determinations

         B. Sub-adviser  shall  make  available  in  person  to the Board  and to  Adviser  personnel  of
            Sub-adviser as the Board or Adviser may reasonably  request to review the investments and the investment program of the Portfolio and the services provided by Sub-adviser hereunder.

X.       Services to Other  Clients.  Nothing  contained  in this  Agreement  shall  limit or restrict  (i) the freedom of  Sub-adviser,  or any  affiliated  person  thereof,  to render  investment  management  and corporate  administrative  services to other  investment  companies,  to act as investment  manager or investment  counselor to other persons,  firms,  or  corporations,  or to engage in any other business activities,  or (ii) the right of any director,  officer, or employee of Sub-adviser,  who may also be a director,  officer,  or employee  of the Fund,  to engage in any other  business or to devote his or her time and attention in part to the  management or other aspects of any other  business,  whether of a similar nature or a dissimilar nature.

XI.      Sub-adviser's  Use of the  Services  of Others.  Sub-adviser  may,  at its cost,  employ,  retain,  or otherwise  avail  itself of the  services or  facilities  of other  persons or  organizations  for the purpose of providing Sub-adviser or the Fund or Portfolio,  as appropriate,  with such statistical and other  factual  information,  such advice  regarding  economic  factors and trends,  such advice as to occasional  transactions in specific securities,  or such other information,  advice, or assistance as
         Sub-adviser  may deem  necessary,  appropriate,  or convenient  for the  discharge of its  obligations hereunder or otherwise  helpful to the Fund or the Portfolio,  as appropriate,  or in the discharge of
         Sub-adviser's  overall  responsibilities  with  respect  to the  other  accounts  that  it  serves  as investment manager or counselor.

XII.     Liability of Sub-adviser;  Indemnification.  Neither  Sub-adviser nor any of its officers,  directors, or employees,  nor any person performing  executive,  administrative,  trading, or other functions for the Fund,  the Portfolio (at the direction or request of  Sub-adviser)  or  Sub-adviser  in connection with  Sub-adviser's  discharge of its  obligations  undertaken or  reasonably  assumed with respect to this Agreement  (collectively,  "Related  Persons"),  shall be liable for (i) any error of judgment or mistake  of law or for any  loss  suffered  by the  Fund or  Portfolio  or (ii)  any  error of fact or mistake  of law  contained  in any  report or data  provided  by  Sub-adviser,  except  for any error, mistake or loss resulting from willful  misfeasance,  bad faith,  or negligence in the  performance by
         Sub-adviser  or such  Related  Person of  Sub-adviser's  duties on behalf of the Fund or  Portfolio or from  reckless  disregard  by  Sub-adviser  or any such  Related  Person of the duties of  Sub-adviser pursuant to this Agreement (each of which is referred to as a "Culpable Act").

         Notwithstanding  the  foregoing,  any stated  limitations on liability  shall not relieve  Sub-adviser from any  responsibility  or liability  Sub-adviser  may have under state or federal  statutes or from responsibility or liability for errors in connection with the execution of trade orders.

         Sub-adviser  shall  indemnify  Adviser and its Related Persons and hold them harmless from and against any and all actions,  suits or claims whether  groundless or meritorious  and from and against any and all losses,  damages,  costs,  charges,  reasonable counsel fees,  payments,  expenses and liabilities
         (collectively,   "Damages")  arising  directly  or  indirectly  out  of  or  in  connection  with  the performance  of services by Sub-adviser  or its Related  Persons  hereunder to the extent such Damages result from  willful  misfeasance,  bad faith,  negligence  or the  reckless  disregard  of  Adviser's obligations and duties under this Agreement.

         Adviser shall indemnify Sudadviser and its Related Persons from and against any Damages arising directly or indirectly out of or in connection with the performance of services by Adviser or its
         Related Persons under this Agreement or the Advisory Agreement, in each case, to the extent such
         Damages result from  any Culpable Act of Sub-adviser or any of its Related Persons.

XIII.    Representations of Sub-adviser.  Sub-adviser represents, warrants, and agrees as follows:

         A. Sub-adviser  (i) is registered as an investment  adviser under Advisers Act and will continue to be so registered for so long as this Agreement  remains in effect;  (ii) is not prohibited by the 1940 Act or the  Advisers  Act  from  performing  the  services  contemplated  by this
            Agreement;  (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state  requirements,  or the applicable  requirements of any  regulatory  or  industry  self-regulatory  agency,  necessary  to be met in  order to perform the services  contemplated  by this  Agreement;  (iv) has the authority to enter into and perform the services  contemplated by this  Agreement;  and (v) will  immediately  notify
            Adviser of the occurrence of any event that would  disqualify  Sub-adviser from serving as an investment  adviser of an  investment  company  pursuant  to Section  9(a) of the 1940 Act or otherwise.

         B. Sub-adviser has adopted a written code of ethics (the "Sub-adviser  Code") complying with the requirements  of Rule 17j-1 under the 1940 Act, as may be amended from time to time, and, has provided  the  Adviser  and the  Fund  with a copy of the  Sub-adviser  Code,  together  with evidence  of  its  adoption.  The  Sub-adviser  certifies  that  it  has  adopted  procedures reasonably  necessary to prevent access persons" as defined in Rule 17j-1 ("Access  Persons")
            from violating the Sub-adviser  Code. On a [quarterly]  basis,  Sub-adviser will either;  (i)
            certify to Adviser that  Sub-adviser  and its Access  Persons have complied with  Sub-adviser
            Code  with  respect  to the  Portfolio,  or (ii)  identify  any  material  violations  of the
            Sub-adviser   Code  which  have  occurred  with  respect  to  the  Portfolio.   In  addition,
            Sub-adviser  will  furnish at least  annually to Adviser and the Board a written  report that
            (a) describes  any issues  arising  under the  Sub-adviser  Code since the last report to the
            Board,  including,  but  not  limited  to,  information  about  material  violations  of  the
            Sub-adviser  Code with  respect to the  Portfolio  and  sanctions  imposed in response to the material violations and (b) certifies that the Sub-adviser has adopted procedures  reasonably necessary to prevent Access Persons from violating the Sub-adviser Code.

         C. Sub-adviser  has provided  Adviser and the Fund with a copy of its Form ADV as most  recently filed with the SEC and, if not so filed,  the its most  recent Part 2 of Form ADV,  and will, promptly  after filing any amendment to its Form ADV with the SEC, and, if not so filed,  any amendment to Part 2 of its Form ADV, furnish a copy of such amendment to Adviser.

XIV.     Compliance  with  Applicable  Regulations.  In  performing  its duties  hereunder,  Sub-adviser  shall establish  compliance  procedures (copies of which shall be provided to Adviser,  and shall be subject to review and approval by Adviser)  reasonably  calculated to ensure  compliance at all times with all applicable  provisions  of the 1940 Act and the Advisers  Act, and any rules and  regulations  adopted thereunder;  Subchapter M of the Code; the provisions of the  Registration  Statement;  the provisions of the  Articles and the By-Laws of the Fund,  as the same may be amended  from time to time;  and any other applicable provisions of state, federal or foreign law.

XV.      Term  of  Agreement.  This  Agreement  shall  become  effective  with  respect  to the  ______________
         Portfolio  on the  Effective  Date and,  with  respect  to any  additional  Portfolio,  on the date of receipt by the Adviser of notice from the  Sub-adviser  in accordance  with Section II hereof that the
         Subscriber  is  willing  to serve  as  Sub-adviser  with  respect  to such  Portfolio.  Unless  sooner terminated  as  provided  herein,  this  Agreement  shall  continue  in effect  for two years from the
         Effective  Date with respect to the  ______________  Portfolio  and,  with respect to each  additional
         Portfolio,  for two years from the date on which this  Agreement  becomes  effective  with  respect to such  Portfolio.  Thereafter,  this Agreement shall continue in effect from year to year, with respect to the Portfolio,  subject to the  termination  provisions and all other terms and conditions  hereof, so long as (a) such  continuation  shall be specifically  approved at least annually (i) by either the
         Board,  or by vote of a majority  of the  outstanding  voting  securities  of the  Portfolio;  (ii) in either  event,  by the vote,  cast in person at a meeting  called  for the  purpose  of voting on such approval,  of a majority of the Directors of the Fund who are not  interested  persons of any party to this  Agreement,  cast in person at a meeting called for the purpose of voting on such  approval;  and
         (b)  Sub-adviser  shall  not have  notified  the  Fund,  in  writing,  at least 60 days  prior to such approval that it does not desire such  continuation.  Sub-adviser shall furnish to the Fund,  promptly upon its  request,  such  information  as may  reasonably  be  necessary to evaluate the terms of this
         Agreement or any extension, renewal, or amendment hereof.

XVI.     Termination  of Agreement.  Notwithstanding  the  foregoing,  this  Agreement may be terminated at any time,  without  the  payment of any  penalty,  by vote of the Board or by a vote of a majority  of the outstanding  voting  securities  of the  Portfolio  on at least  60  days'  prior  written  notice  to
         Sub-adviser.  This  Agreement  may also be  terminated  by  Adviser:  (i) on at  least 60 days'  prior written  notice to  Sub-adviser,  without the payment of any  penalty;  (ii) upon  material  breach by
         Sub-adviser  of  any  of the  representations  and  warranties  set  forth  in  Paragraph  11 of  this
         Agreement,  if such  breach  shall not have been cured  within a 20-day  period  after  notice of such breach;  or (iii) if  Sub-adviser  becomes unable to discharge its duties and  obligations  under this
         Agreement.  Sub-adviser  may  terminate  this  Agreement  at any  time,  without  the  payment  of any penalty,  on at least 60 days' prior notice to Adviser.  This Agreement shall terminate  automatically in the event of its  "assignment,  as such term is defined in the 1940 Act, or upon termination of the
         Advisory  Agreement.  Any approval,  amendment,  or  termination of this Agreement by the holders of a majority of the outstanding  voting  securities (as defined in the 1940 Act) of any Portfolio shall be effective  to  continue,  amend or  terminate  this  Agreement  with  respect  to any  such  Portfolio notwithstanding  (i) that such  action has not been  approved  by the  holders  of a  majority  of the outstanding  voting securities of any other Portfolio  affected thereby,  and/or (ii) that such action has not been  approved by the vote of a majority of the  outstanding  voting  securities  of the Fund, unless such action shall be required by any applicable law or otherwise.

XVII.    Amendments,  Waivers,  etc.  Provisions  of this  Agreement  may be  changed,  waived,  discharged  or terminated  only by an instrument in writing  signed by the party  against  which  enforcement  of the change,  waiver,  discharge or termination is sought.  This Agreement  (including any exhibits hereto)
         may be amended at any time by written mutual consent of the parties,  subject to the  requirements  of the 1940 Act and rules and regulations promulgated and orders granted thereunder.

XVIII.   Notification.   Sub-adviser   will  notify  Adviser  promptly  of  any  change  in  the  personnel  of
         Sub-adviser with  responsibility  for making investment  decisions in relation to the Portfolio or who have been authorized to give instructions to Custodian.

XIX.     Miscellaneous.

         A. Governing  Law. This  Agreement  shall be construed in accordance  with the laws of the State of Minnesota  without giving effect to the conflicts of laws principles  thereof and the 1940
            Act. To the extent  that the  applicable  laws of the State of  Minnesota  conflict  with the applicable provisions of the 1940 Act, the latter shall control.

         B. Insurance.  Sub-adviser  agrees to maintain  errors and omissions or  professional  liability insurance  coverage  in an amount  that is  reasonable  in light of the  nature  and scope of
            Sub-adviser's business activities.

         C. Captions.  The  captions  contained  in  this  Agreement  are  included  for  convenience  of reference  only and in no way define or delimit  any of the  provisions  hereof or  otherwise affect their construction or effect.

         D. Entire  Agreement.  This Agreement  represents the entire agreement and  understanding of the parties hereto and shall supersede any prior  agreements  between the parties relating to the subject matter hereof,  and all such prior  agreements  shall be deemed  terminated  upon the effectiveness of this Agreement.

         E. Interpretation.  Nothing  herein  contained  shall be deemed to require  the Fund to take any action  contrary to its  Articles or  By-Laws,  or any  applicable  statutory  or  regulatory requirement  to which it is  subject or by which it is bound,  or to  relieve or deprive  the
            Board of its responsibility for and control of the conduct of the affairs of the Portfolio.

         F. Definitions.  Any  question of  interpretation  of any term or  provision  of this  Agreement having a counterpart  in or otherwise  derived from a term or provision of the 1940 Act shall be resolved by reference  to such term or  provision  of the 1940 Act and to  interpretations thereof,  if any, by the United States courts or, in the absence of any controlling  decision of any such court,  by rules,  regulations,  or orders of the SEC validly issued  pursuant to the 1940 Act.  As used in this  Agreement,  the terms  "majority  of the  outstanding  voting securities,"  "affiliated person," "interested  person,"  "assignment,"  broker," "investment adviser," "net assets,"  "sale,"  "sell," and "security"  shall have the same meaning as such terms  have in the 1940 Act,  subject to such  exemption  as may be granted by the SEC by any rule,  regulation,  or order.  Where the effect of a  requirement  of the federal  securities laws  reflected  in any  provision  of this  Agreement  is made less  restrictive  by a rule, regulation,  or order of the SEC, whether of special or general  application,  such provision shall be deemed to incorporate the effect of such rule, regulation, or order.

IN WITNESS  WHEREOF,  the parties  hereto have caused this  instrument to be executed by their duly  authorized signatories as of the date and year first above written.

                                            THRIVENT FINANCIAL FOR LUTHERANS

Attest:                                     By:
Name:                                       Name:
                                            Title:

                                            LB SERIES FUND, INC.

Attest:                                     By:
Name:                                       Name:
                                            Title:

                                            [SUB-ADVISER]

Attest:                                     By:
Name:                                       Name:
                                            Title:

                                      Schedule I

                               Dated ____________, 2001

                                   Sub-advisory Fees

                               _____________ Portfolio

              Average Daily Assets                        Annual Rate
                $0 - __million                                  %
               $__ to __million                                 %
               Above $__million                                0%